Exhibit 10.27

CONFIDENTIAL LEASE TERMINATION, SETTLEMENT AGREEMENT AND RELEASE

THIS CONFIDENTIAL LEASE TERMINATION, SETTLEMENT AGREEMENT AND RELEASE (the "Agreement") is made on the 20th day of March, 2025 by and among VV1515 LLC ("Landlord"), a Pennsylvania limited partnership with an office c/o Velocity Venture Partners, 1 Belmont Avenue, Suite 520, Bala Cynwyd, PA 19004 and AMASS BRANDS, INC. ("Tenant"), a Delaware Corporation with a principal place of business located at 927 S. Santa Fe Avenue, Los Angeles, California 90021. Landlord and Tenant are collectively referred to herein as the "Parties."

WITNESSETH THAT

WHEREAS, on December 8, 2015, Tenant's predecessor entered into an Industrial Lease Agreement with Landlord's predecessor (the "Lease") for certain commercial real property located at 1515 Garnet Mine Road in Bethel Township, Pennsylvania (the "Premises"). Landlord acquired the rights and interests of its predecessor under the Lease. Tenant's predecessor filed a Chapter 11 bankruptcy petition in the United States Bankruptcy Court for the District of Delaware. Tenant assumed the Lease out of the bankruptcy proceedings as evidenced by the First Amendment to Industrial Lease Agreement dated January 16, 2023 (the " Amendment"). Pursuant to the Amendment, Tenant paid Landlord's predecessor a deposit in the amount of $300,000.00 (" Security Deposit");

WHEREAS, Tenant alleges that on or about July 9, 2024, the Pennsylvania Liquor Control Board (the "LCB") notified Tenant that it was no longer permitted to operate in the Commonwealth of Pennsylvania, compelling Tenant to cease operations in the Commonwealth;

WHEREAS, by its terms, the Lease would not terminate until January 31,2028 (the "Lease Expiration Date")

WHEREAS, on July 12, 2024, Tenant sent Landlord correspondence asserting termination of the Lease prior to the Lease Expiration Date ("Termination Notice");

WHEREAS, Landlord rejected the Termination Notice and asserted that Tenant remained obligated by the terms of the Lease ("Dispute");

WHEREAS, as a result of the Dispute, Tenant commenced legal proceedings in the United States District Court for the Eastern District of Pennsylvania, Amass Brands, Inc. v. VV1515 LLC, Case 2:24-cv-04299 ("Litigation")

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WHEREAS, Landlord and Tenant desire to resolve the Dispute and terminate the Lease and the Amendment prior to the Lease Expiration Date, to release Tenant from all of its obligations under the Lease and claims related thereto, and to release each other from any and all claims on account of or in any way relating to the Lease, the Amendment, the Premises, the Dispute, the Litigation and the negotiations leading to the execution of this Agreement, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.       Recitals. The foregoing recitals are true and correct and incorporated herein by reference. All capitalized terms not defined in this Agreement shall have the meanings ascribed to them in the Lease.

2.       Tenant Representations and Warranties.

(a)       Tenant hereby represents and warrants that the following statements are true as of the date hereof:

(i)	Tenant holds the entire interest of the "tenant" under the Lease.
(ii)	Tenant has no knowledge of any claim, injury or cause of action which has occurred, whether or not filed, by or for any party, relating to the Lease. No contracts for the furnishing of any labor or materials with respect to improvements or alterations in or about the Premises have been let by Tenant.
(iii)	No concessions or other rights of use and occupancy of the Premises have been granted by Tenant.
(iv)	In the event that a bankruptcy or similar insolvency proceeding is commenced by or against Tenant and Landlord relinquishes or disgorges any payment it has received pursuant to this Agreement in response to an avoidance claim in or in connection with any such proceeding, Landlord shall have and retain all rights, claims and defenses to such claim against Tenant or any court-appointed agent of the Tenant's bankruptcy estate or receivership estate, including a trustee or monitor.
(v)	In entering into this Agreement, Landlord has given substantial new value to or for the benefit of Tenant in agreeing to the termination of the Lease as provided herein.

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(b)       Tenant agrees to defend, indemnify and save Landlord harmless from and against all loss or damage sustained by Landlord (and all expenses, costs and reasonable attorneys' fees of Landlord in any action or defense undertaken by Landlord to protect itself from such loss or damage) resulting from any breach by Tenant of the representations and warranties made hereunder.

3.       Settlement. Landlord has agreed to accept, and Tenant has agreed to pay $375,000.00 (the "Termination Fee"), to amicably resolve the Dispute and Tenant's remaining Lease obligations as follows:

(a)	Landlord shall retain the full security deposit of $300,000.00 ("Security Deposit");

(b)	In no event later than April 15, 2025, Tenant shall tender payment of $25,000.00 to Landlord in good funds by certified check or wire transfer;

(c)	Tenant shall tender payment of $7,500.00 to Landlord by certified check or wire transfer on or before each of the following dates:

(i)	May 15, 2025
(ii)	June 15, 2025
(iii)	July 15, 2025
(iv)	August 15, 2025
(v)	September 15, 2025

(d)	Tenant shall tender payment of $12,500.00 to Landlord by certified check or wire transfer on or before October 15, 2025.

(e)	Tenant shall have the option, but is not required to, tender the payments detailed in sub-paragraphs (c) and (d) supra to Landlord prior to the listed due dates without pre-payment penalty.

Tenant acknowledges and agrees that TIME IS OF THE ESSENCE with respect to ALL payments due pursuant to this Agreement.

4.       Surrender of the Premises. Simultaneously with execution of this Agreement, Tenant hereby acknowledges and reaffirms its surrender of the Premises to Landlord. Tenant hereby waives any right of redemption or other right to reclaim possession of the Premises. Landlord hereby accepts surrender of the Premises and is hereby authorized to market the Premises. If Landlord secures a new occupant or tenant for the Premises, Tenant and/ or Guarantor are not entitled to any credit towards the Termination Fee for rent collected from a subsequent tenant or occupant for the Premises.

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5.       Lease Termination. The Lease shall terminate upon full and complete execution of this Agreement; only so long as Tenant timely complies with Tenant's obligations of Paragraph 4 supra. Time is of the essence. Tenant hereby authorizes Landlord to market and relet the Premises without further delay.

6.       Litigation. Within ten (10) days of full and complete execution of this Agreement, the Parties shall notify the Court that the Litigation has been resolved and shall be dismissed with prejudice. To the extent the Court requires the Parties to file a stipulation of dismissal, the Parties' legal counsel shall reasonably cooperate to draft, execute and file with the Court a stipulation of dismissal with prejudice.

7.       Forbearance. Landlord shall forbear from further prosecuting the litigation and exercising its rights and remedies provided in the Lease with regard to the Dispute, and allow Tenant to comply with its obligations of Section 3 above, so long as Tenant timely complies fully with its obligations under this Agreement. If Tenant fails to perform any of its obligations under this Agreement when such performance is due, Landlord shall have the right to immediately commence formal legal proceedings to enforce this Agreement and the underlying Lease against Tenant for any unpaid portion of Rent due under the Lease through the Lease Expiration Date plus interest, legal fees and costs incurred by Landlord, all without further notice or opportunity to cure by Tenant.

8.       Confidentiality. The Parties agree to keep the terms of this Agreement and the settlement strictly confidential, and shall not reveal the terms of this Agreement and settlement or the names of the Parties to this Agreement to any other person or entity, except: (i) as required by law or order of the court or the other government authority; (ii) as is reasonably necessary to be disclosed to the Parties' spouses, accountants, tax advisors, current or potential investors and business partners, attorneys, employees, representatives, bankers, regulators and/or bondholders; and (iii) as is reasonably necessary to the defense of any action to which the terms of this Agreement may apply. In the event any Party believes that it is required to produce or disclose the terms of this Agreement and settlement by law or order of the court or other government authority, the disclosing Party shall promptly notify the non-disclosing Party of the source of the request or requirement and identify the date by which production or disclosure is required, so as to afford the other Party an opportunity to obtain an order barring such production or disclosure. Notwithstanding the foregoing, the Parties shall not be precluded from stating in response to an inquiry solely that the Litigation has been settled and/or that the terms of the settlement are confidential. For clarity, and except as otherwise permitted herein, the Parties cannot initiate communication or commentary regarding the Lease, the Amendment or the Litigation (including, but not limited to, issuing press releases, contacting news/media outlets, and/or making social media announcements).

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9.       Non-Disparagement. The Parties, including their representatives, successors, and assigns, covenant and agree to refrain from: (1) disparaging any other Party or their affiliated entities; (2) taking any action designed to harm the perception of the Parties, their representatives, or their affiliated entities that past, current, or future employees, consultants, customers, investors, or the public generally has of the Parties, other than what may be required for truthful sworn testimony compelled by judicial process; and (3) interfering with any other Party's business operations and relations.

10.       CONFESSION OF JUDGMENT. THE FOLLOWING PARAGRAPHS SET FORTH WARRANTS OF AUTHORITY FOR AN ATTORNEY TO CONFESS JUDGMENT AGAINST TENANT. IN GRANTING THIS RIGHT TO CONFESS JUDGMENT AGAINST TENANT, TENANT HEREBY KNOWINGLY, INTELLIGENTLY, VOLUNTARILY AND IRREVOCABLY AND, ON THE ADVICE OF THE SEPARATE COUNSEL OF TENANT, UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TENANT HAD OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA.

(i)       CONFESSION OF JUDGMENT/MONEY DAMAGES. TENANT HEREBY KNOWINGLY, INTELLIGENTLY, VOLUNTARILY AND IRREVOCABLY AGREES THAT, IF ANY PAYMENT DUE UNDER THIS SHALL REMAIN UNPAID WHEN THE SAME IS DUE BEYOND ANY APPLICABLE GRACE PERIOD (IF ANY), TENANT HEREBY EMPOWERS ANY PROTHONOTARY OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR TENANT IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT FOR SUCH RENT, LIQUIDATED DAMAGES OR OTHER CHARGES OR EXPENSES AGREED TO BE PAID BY TENANT UNDER THE LEASE, AND TO CONFESS JUDGMENT AGAINST TENANT IN ANY COMPETENT COURT FOR THE RECOVERY OF SUCH RENT, LIQUIDATED DAMAGES OR OTHER CHARGES OR EXPENSES; AND IN SUCH SUITS OR ACTIONS TO CONFESS JUDGMENT AGAINST TENANT FOR ALL OR ANY PART OF SUCH RENT INCLUDING, AND ANY OTHER CHARGES, PAYMENTS, COSTS AND EXPENSES RESERVED AS RENT OR AGREED TO BE PAID BY THE TENANT, AS WELL AS LIQUIDATED DAMAGES; AND FOR INTEREST AND COSTS TOGETHER WITH AN ATTORNEY'S COMMISSION OF FIVE THOUSAND DOLLARS ($5,000.00), TEN PERCENT (10%) OF THE AMOUNT SO CONFESSED OR ACTUAL ATTORNEY'S FEES INCURRED, AS ELECTED BY LANDLORD IN ITS SOLE DISCRETION. SAID AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AND AS OFTEN AS ANY SUCH RENT OR OTHER CHARGES RESERVED AS SUCH RENT OR LIQUIDATED DAMAGES SHALL FALL DUE OR BE IN ARREARS. SUCH POWERS MAY BE EXERCISED AFTER THE EXPIRATION OF THE TERM.

Initials of Tenant

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(iii)       AFFIDAVIT OF DEFAULT. In any action to confess judgment in ejectment, Landlord shall first cause to be filed in such action an affidavit made by Landlord or someone acting for Landlord setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence and if a true copy of the Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding. Landlord shall simultaneously provide notice of such action to confess judgment and a copy of Landlord's Court filings to Tenant's counsel by way of certified mail, R.R.R. or overnight delivery service (i.e., Federal Express or United Parcel Service).

(iv)       TENANT'S WAIVER. TENANT SPECIFICALLY ACKNOWLEDGES THAT TENANT HAS KNOWINGLY, INTELLIGENTLY, VOLUNTARILY AND IRREVOCABLY WAIVED CERTAIN DUE PROCESS RIGHTS TO A PREJUDGMENT HEARING BY AGREEING TO THE TERMS OF THIS PARAGRAPH REGARDING CONFESSION OF JUDGMENT. TENANT FURTHER SPECIFICALLY AGREES THAT, IN THE EVENT OF DEFAULT, LANDLORD MAY PURSUE MULTIPLE REMEDIES INCLUDING OBTAINING POSSESSION OF THE PREMISES PURSUANT TO A JUDGMENT BY CONFESSION AND ALSO OBTAINING A MONEY JUDGMENT FOR PAST DUE AMOUNTS AND EXECUTING UPON SUCH JUDGMENT. FURTHERMORE, TENANT SPECIFICALLY WAIVES ANY CLAIM AGAINST LANDLORD AND LANDLORD'S COUNSEL FOR VIOLATION OF TENANT'S CONSTITUTIONAL RIGHTS IN THE EVENT THAT JUDGMENT IS CONFESSED PURSUANT TO THIS SECTION 6.

Initials of Tenant

11.       Release of Landlord. In consideration of Landlord's agreements set forth herein, Tenant, on its own behalf and on behalf of its respective officers, managers, members, affiliates, predecessors, successors, parent entities, subsidiaries, assigns, employees, heirs and agents (collectively, the "Tenant Parties"), hereby release, waive, disclaim and discharge Landlord, its partners, officers, directors, affiliates, employees, agents, attorneys, successors and assigns (collectively, the "Landlord Parties") from, and covenant not to sue the Landlord Parties on account of, any and all claims that Tenant Parties have, had or may have against the Landlord Parties under, on account of or in any way relating to the Lease, the Amendment, the Premises, the Dispute, Security Deposit, Litigation or the negotiations leading to the execution of this Agreement from the beginning of the world to the date hereof.

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12.       Release of Tenant. Subject to Tenant's compliance with the provisions of this Agreement, including satisfaction of all preceding conditions set forth above, Landlord Parties hereby release waive, disclaim and discharge Tenant Parties from, and covenant not to sue the Tenant Parties on account of, any and all claims that Landlord Parties have, had or may have against the Tenant Parties under, on account of or in any way relating to the Lease, the Amendment, the Premises, the Dispute, Security Deposit, Litigation or the negotiations leading to the execution of this Agreement, other than performance of those obligations that survive termination of the Lease, from the beginning of the world to the date hereof.

13.       No Cure. The execution of this Agreement shall not cure the Dispute. Tenant acknowledges that Dispute shall not be cured unless and until Tenant complies with all of their obligations under this Agreement. In the event of a default by Tenant under this Agreement, or in the event that a petition pursuant to the United States Bankruptcy Code is filed by or against Tenant at any time prior to the performance of all or any portion of Tenant's obligations hereunder, any and all of Tenant's obligations under the Lease shall be reinstated, and Landlord shall have and may assert a claim against Tenant, notwithstanding any term or provision of this Agreement to the contrary (the " Recapture Right").

14.       Effect of Agreement. Except as amended hereby, all terms and conditions of the Lease remain and shall remain unmodified, binding and in full force and effect and are hereby reaffirmed and ratified by the Parties hereto.

15.       Miscellaneous.

(a)       This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns.

(b)       This Agreement and the provisions contained herein shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

(c)       This Agreement may be executed in multiple, identical counterparts and each such counterpart shall be an original and all counterparts, together, shall be a single document. The Parties agree to accept and rely on facsimile or "pdf" copies of signatures on this Agreement as originals.

(d)       Landlord and Tenant shall execute such other and further agreements or instruments necessary or appropriate in order to carry out the transactions contemplated by this Agreement.

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(e)       Any oral agreements, letters of intent, proposals, representations and warranties that are in conflict with any of the terms of this Agreement shall be without force and effect.

(f)       The person executing this Agreement on behalf of Landlord and Tenant warrants that he/she is duly authorized to so act.

(g)       Each party and counsel and/ or representative for each party to this Agreement has reviewed and revised this Agreement and, accordingly, no party shall be deemed the drafter of this Agreement.

(h)       If any provision of this Agreement is held to be invalid, void, or unenforceable, the balance of the provisions will, nevertheless, remain in full force and effect and will in no way be affected, impaired, or invalidated.

(i)       If either party institutes an action as a result of a breach or default of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs, including any collection fees and costs, arising as a result of that breach or default.

(j)       This Agreement may be modified only by a written document signed by the Parties. No waiver of this Agreement or of any of the promises, obligations, terms, or conditions hereof shall be valid unless it is written and signed by the party against whom the waiver is to be enforced. The Agreement supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations.

(k)       All notices under this Agreement must be in writing and personally served or delivered by electronic mail and certified mail, return receipt requested, or overnight mail to the following:

Notice to Tenant:	Seth M. Rosenstein, Esq.
Ansell Grimm & Aaron, P.C.
41 University Drive, Suite 400
Newtown, Pennsylvania 18940
srosenstein@ansell.law

Notice to Landlord:	Kierstin M. Lange, Esq.
Zarwin Baum DeVito Kaplan Schaer & Toddy, P.C.
2005 Market Street, 16th Floor
Philadelphia, Pennsylvania 19103
kmlange@zarwin.com

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, Landlord and Tenant have signed and dated this Lease Termination, Settlement Agreement and Release as of the day and year first above written.

LANDLORD:		VV1515 LLC
By its Agent: Velocity Venture
Partners

	By:	/s/ Zachary Moore
Name: Zachary Moore
Title: Authorized Signatory

TENANT:		AMASS BRANDS, INC.

	By	/s/ Mark T Lynn
Name: Mark T Lynn
Title: CEO

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